UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: January 28, 2010

Date of earliest event reported: January 26, 2010

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Repurchase Agreement

On January 26, 2010, Sunoco Logistics Partners L.P. (the “Partnership”) entered into a Repurchase Agreement (the “Repurchase Agreement”) with its general partner, Sunoco Partners LLC (the “General Partner”) whereby the Partnership agreed to repurchase from the General Partner and the General Partner transferred and assigned to the Partnership for cancellation, the incentive distribution rights held by the General Partner (the “Old IDRs”) and issued under the Partnership’s Second Amended and Restated Agreement of Limited Partnership, as amended, in consideration for (i) the Partnership’s issuance to the General Partner of new incentive distribution rights (the “New IDRs”) under the Partnership’s Third Amended and Restated Agreement of Limited Partnership (“New Partnership Agreement”) and (ii) the Partnership’s issuance to the General Partner of a promissory note in the principal amount of approximately $201.2 million.

The execution and adoption of the New Partnership Agreement, the repurchase by the Partnership, and the transfer and assignment by the General Partner to the Partnership, of the Old IDRs, the issuance by the Partnership of the New IDRs and the issuance by the Partnership of the promissory note pursuant to the Repurchase Agreement were conditioned on each other and occurred simultaneously.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

The Note

Pursuant to the Repurchase Agreement, the Partnership issued a promissory note (the “Note”) to the General Partner, dated January 26, 2010, in the principal amount of $201,233,880. The Note has a maturity date of December 31, 2010 (the “Maturity Date”) and bears interest at a rate of one-month LIBOR plus 30 basis points per annum. All accrued interest and principal shall become due and payable on the Maturity Date.

In addition, the Note is subject to acceleration and immediate payment in full of all accrued interest and principal upon the Partnership’s receipt of cash or other funds in any amount greater than $200,000,000 from (i) the sale of debt securities by the Partnership or its operating partnership that have a maturity of 5 years or more or (ii) the sale of common units representing limited partner interests in the Partnership, in each case to a person not affiliated with the General Partner or the Partnership.

The Note is also subject to acceleration upon the occurrence of customary events of default, including the Partnership’s failure to pay any principal amount when due or its failure to pay any interest if such interest remains unpaid for more than 5 business days from its due date.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the Repurchase Agreement, the Partnership issued the Note to the General Partner. The information contained in Item 1.01 of this Current Report regarding the Note is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders

On January 26, 2010, pursuant to the terms of the Repurchase Agreement, the General Partner, as general partner of the Partnership and on behalf of the limited partners of the Partnership, entered into the Third Amended and Restated Agreement of Limited Partnership of the Partnership. The description of the Third Amended and Restated Agreement of Limited Partnership of the Partnership is incorporated by reference from Item 5.03 of this Current Report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Items 1.01 and 2.03 of this Current Report regarding the Repurchase Agreement and the Note is incorporated herein by reference.

On January 26, 2010, pursuant to the terms of the Repurchase Agreement, the General Partner, as general partner of the Partnership and on behalf of the limited partners of the Partnership, entered into the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “New Partnership Agreement”). The New Partnership Agreement reflects the cancellation of the Old IDRs and the authorization and issuance of the New IDRs. The New IDRs provide for target distribution levels and distribution “splits” between the General Partner and the holders of the Partnership’s common units equal to those applicable to the Old IDRs, except that (i) the General Partner’s distribution split for distributions above the current second target distribution of $0.575 per common unit per quarter (or $2.30 per common unit on an annualized basis) and up to the third target distribution will increase to 37% from 25% (which percentages are inclusive of the General Partner’s 2% interest) and (ii) the third target distribution will be increased from $0.70 to $1.5825 per common unit per quarter (or from $2.80 to $6.33 per common unit on an annualized basis).

The foregoing description of the New Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 3.1	Third Amended and Restated Agreement of Limited Partnership of the Partnership.

Exhibit 10.1	Repurchase Agreement.

Exhibit 10.2	Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

	By:	/S/ NEAL E. MURPHY
Neal E. Murphy
Chief Financial Officer

January 28, 2010

Philadelphia, PA

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Third Amended and Restated Agreement of Limited Partnership of the Partnership.

Exhibit 10.1	Repurchase Agreement.

Exhibit 10.2	Promissory Note.